Exhibit 8.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

[           ], 2015

Combination of MeadWestvaco Corporation

and Rock-Tenn Company

Ladies and Gentlemen:

We have acted as counsel for Rock-Tenn Company, a Georgia corporation (“RockTenn”), in connection with the Second Amended and Restated Business Combination Agreement dated as of April 17, 2015 (as it may be further amended, the “Agreement”), by and among Rome-Milan Holdings, Inc., a Delaware corporation (“Holdings”), MeadWestvaco Corporation, a Delaware corporation (“MWV”), Rock-Tenn Company, a Georgia corporation (“RockTenn”), Rome Merger Sub, Inc., a Georgia corporation (“RockTenn Merger Sub”), and Milan Merger Sub, LLC, a Delaware limited liability company (“MWV Merger Sub”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Agreement and references herein to the Agreement shall include all exhibits and schedules thereto. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-202643) (as amended, the “Registration Statement”), which includes a joint proxy statement/prospectus (the “Proxy Statement”), filed by Holdings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the transactions contemplated by the Agreement (the “Transactions”) and to which this opinion appears as an exhibit.

We have examined the Agreement and the Registration Statement. In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Transactions will be effected in accordance with the Agreement, (ii) the statements concerning the Transactions set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) on the Closing Date, RockTenn, Holdings, RockTenn Merger Sub, MWV Merger Sub and MWV will deliver to us customary representations that are true, correct and complete without regard to any qualification based on belief, knowledge, materiality or similar qualification and (iv) any representations made in the Agreement that are qualified by belief, knowledge, materiality or any similar qualification are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed, with your permission, that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement. If any of the above described assumptions are untrue for any reason, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Proxy Statement, the discussion under the section of the Proxy Statement entitled “Material U.S. Federal Income Tax Consequences of the Combination—U.S. Federal Income Tax Consequences of the RockTenn Merger to U.S. Holders of RockTenn Common Stock” constitutes our opinion as to the material U.S. federal income tax consequences of the RockTenn Merger to U.S. holders (as defined in the Proxy Statement) of RockTenn Common Stock.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Transactions under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

Our opinion is based on current statutory, regulatory and judicial authority, any of which might be changed at any time with retroactive effect. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, to the references to our firm name therein and to the discussion of our opinion in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

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Very truly yours,

Rock-Tenn Company

504 Thrasher Street

Norcross, Georgia 30071

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